EXHIBIT 99.1

PRESS RELEASE

EDUCATIONAL DEVELOPMENT CORPORATION

ANNOUNCES FISCAL 2025 SECOND QUARTER EARNINGS CALL

TULSA, OK, September 19, 2024—Educational Development Corporation (“EDC”, or the “Company”) (NASDAQ: EDUC) (http://www.edcpub.com) today announces the time and date of their fiscal 2025 second quarter earnings call.

EDC will host its Fiscal Year 2025 Second Quarter Earnings Call, including a live Q&A webcast, on Thursday, October 10, 2024 at 3:30 PM CT (4:30 PM ET). Craig White, Chief Executive Officer and President, Heather Cobb, Chief Sales and Marketing Officer, Dan O’Keefe, Chief Financial Officer and Secretary will present the Company’s second quarter results and be available for questions following the presentation. Phone lines for participants will be available at (800) 717-1738. The Conference ID is 47709. Audio replays will be available following the event www.edcpub.com/investors.

About Educational Development Corporation (EDC)

EDC began as a publishing company specializing in books for children. EDC is the owner and exclusive publisher of Kane Miller Books (“Kane Miller”); Learning Wrap-Ups, maker of educational manipulatives; and SmartLab Toys, maker of STEAM-based toys and games. EDC is also the exclusive United States MLM distributor of Usborne Publishing Limited (“Usborne”) children’s books. EDC-owned products are sold via 4,000 retail outlets and EDC and Usborne products are offered by independent brand partners who hold book showings through social media, book fairs with schools and public libraries, in individual homes, as well as other in-person events and internet sales.

Contact:

Educational Development Corporation

Craig White, (918) 622-4522

Investor Relations:

Three Part Advisors, LLC

Steven Hooser or Jean Marie Young, (214) 872-2710